PRESS RELEASE

ATLANTIC CAPITAL BANCSHARES, INC.

ANNOUNCES EXTENSION OF EXCHANGE OFFER

Atlanta, GA – December 3, 2020 – Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) (“Atlantic Capital”) announced today that it extended its offer to holders of $75 million in aggregate principal amount of its 5.5% fixed to floating rate subordinated notes due 2030 (the “Old Notes”), issued August 20, 2020, to exchange the Old Notes for a like principal amount of notes with identical terms other than that such new notes have been registered under the Securities Act of 1933, as amended.

The exchange offer, which had been scheduled to expire on December 2, 2020 at 11:59 p.m., New York City time, will now expire at 5:00 p.m., New York City time, on December 10, 2020, unless further extended by Atlantic Capital. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. US Bank National Association is serving as exchange agent for the exchange offer.

Atlantic Capital said it has been informed by the exchange agent that, as of December 3, 2020 at 9:00 a.m., New York City time, $73,500,000 in aggregate principal amount of the Old Notes had been tendered in the exchange offer. This amount represents approximately 98% of the Old Notes.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The indebtedness evidenced by the notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Atlantic Capital Bancshares

Atlantic Capital Bancshares, Inc. is a $2.9 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as specialized financial services for select clients nationally.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” “strive,” or words or phases of similar meaning. Forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of the

Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, the impact of the COVID-19 pandemic, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, and changes in tax laws. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K, as supplemented by our Current Report on Form 8-K filed on April 23, 2020, and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

Contact:

Patrick Oakes, Executive Vice President and CFO

Email: patrick.oakes@atlcapbank.com

Phone: 404-995-6050